UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures

Dear Valued Shareholder,

As the third quarter of 2026 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund, and our outlook for the market.

The Fund’s Class I shares generated a 9.06% annualized distribution rate in September 2026 and a three-month and one-year total net return of 2.06% and 6.05%, respectively, as of September 30, 2026, bringing the annualized inception-to-date total net return to 8.13%.[1,2] The Fund’s net asset value per share was $23.78 as of September 30, 2026.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-Date Total Net Return (as of September 30, 2026)

WHAT HAPPENED IN MARKETS?

The third quarter of 2026 brought a meaningful shift in the market environment. After an extended period of resilience in the face of geopolitical uncertainty, inflation, and policy volatility, investors began to reassess the implications of persistently higher interest rates, mounting fiscal pressures, and the unprecedented capital requirements associated with artificial intelligence (“AI”). Credit markets came under pressure, with performance increasingly diverging across asset classes and among borrowers as investors became more selective.

The US economy remained on solid footing, supported by resilient consumer spending, employment, and corporate earnings. Persistent inflation, however, complicated the Federal Reserve’s efforts to ease monetary policy, prompting a 25-basis-point rate hike in September.[16] Meanwhile, continued conflict in the Middle East drove oil prices above $100 per barrel, adding to inflationary pressures. The yield on the 10-year US Treasury rose 82 basis points during the quarter to approximately 5.3%, its highest level since 2007, reinforcing expectations that interest rates would remain elevated for longer.[16]

AI continued to shape market sentiment during the quarter ended September 30, 2026, although investor concerns shifted as the year progressed. The rapid advancement of generative AI triggered a sharp sell-off in software and technology-enabled services businesses earlier in 2026, as investors questioned the durability of recurring revenues and competitive advantages. These concerns moderated during the third quarter amid better-than-expected operating results and growing recognition that AI-driven disruption may unfold more gradually and affect software companies differently. At the same time, attention increasingly shifted toward the substantial capital required to build AI infrastructure, including data centers, power generation, and semiconductor manufacturing.

Software ETF Rebounded Sharply From Its April Low17

Against this backdrop, risk markets delivered mixed results during the third quarter of 2026. The S&P 500 Index gained 2.3%, and the Nasdaq Composite advanced 2.6%.18 Fixed income markets faced greater pressure from rising rates, with US high yield bonds declining 1.8% and investment grade bonds falling 3.8%.19 Leveraged loans outperformed, returning 2% during the quarter and 3.2% year-to-date,20 benefiting from their floating-rate structure, strong investor demand, and limited net new issuance.

Underlying leveraged loan fundamentals remained generally constructive. Second-quarter revenue and EBITDA growth reached 10.8% and 6.8% year-over-year, respectively, the strongest pace in three years. Interest coverage improved for a seventh consecutive quarter to 3.25x, a three-year high as of the end of September. Default trends were similarly encouraging: the par-weighted leveraged loan default rate, including distressed exchanges, declined to 2.08% in September, its lowest level since January 2023 and below the high yield default rate of 2.68%. Meanwhile, combined defaults and liability management exercises totaled $9.6 billion during the quarter, down 48% from the previous quarter and the lowest quarterly volume since the fourth quarter of 2022. Defaults in private credit also remained relatively contained.21 According to KBRA, the direct lending default rate declined to 2.2% in September, rising to 4.0% when including loans that have stopped making interest payments.21

Beneath these positive trends, however, credit dispersion continued to widen, particularly between higher- and lower-rated borrowers. CCC-rated companies experienced a 3% year-over-year decline in EBITDA during the second quarter, with average leverage reaching 8.53x, compared with 4.50x for BB-rated borrowers.22 Spreads on the lowest-rated loans widened significantly through September, reflecting growing concerns about the ability of weaker borrowers to withstand elevated financing costs. These trends reinforce the importance of disciplined underwriting and credit selection.

THE OPPORTUNITY IN PRIVATE CREDIT

Direct lending activity began to recover during the third quarter following a pronounced slowdown in the first half of 2026. Transaction volumes increased 33% from the second quarter,23 although they remained 35% below first-quarter levels, reflecting continued softness in buyout activity and competition from the broadly syndicated loan market. Despite the slower pace of activity, pricing and lender protections have become more attractive. New direct lending transactions are pricing around SOFR+475–500 basis points,24 with the highest-quality borrowers clearing near the tighter end of that range. Investor sentiment toward business development companies (BDCs) has also stabilized, with a recovery in unsecured debt spreads16 suggesting reduced concerns about redemption pressures and forced asset sales.

For Apollo, this environment is creating opportunities to originate higher-quality loans with more attractive structures. Approximately 84% of our originations this year have been deals where Apollo acted as sole lender, lead lender, and/or agent, as we continue to source and structure bespoke risk with a focus on downside protection. Moderating capital inflows into wealth vehicles have improved negotiating power for those with ample dry powder, with average first-lien net leverage on Apollo’s 2026 originations declining to 4.1x from 5.5x in 2025. We remain focused on larger, more established borrowers with diversified revenues, stronger cash flows, and broader access to capital—qualities that we expect will provide greater resilience in a higher-rate environment. We see attractive value stemming from infrastructure-related tailwinds as well as AI-resilient leisure themes, such as Apollo’s landmark investment in the New York Yankees this quarter.

At the same time, growing dispersion across private credit is highlighting the importance of portfolio construction. Years of rapid industry growth led many managers to accumulate concentrated exposures to similar sectors, particularly software and technology-enabled services. AI-driven disruption and persistently higher interest rates have begun to expose vulnerabilities in these portfolios, reinforcing the importance of diversification, disciplined underwriting, and proactive portfolio management.

For ADS, this approach has translated into a more defensive portfolio. Software represented approximately 10.5% of our investments as of September 30, 2026, compared with roughly 20% for the broader non-traded BDC peer group.25 Anticipating the disruptive potential of AI, Apollo proactively reduced software exposure across its credit platform, including approximately $750 million of private credit exposure during the second half of 2025, ahead of the broader market sell-off in early 2026.

Operating results across ADS’s directly originated portfolio have also remained strong. Based on our latest portfolio review, underlying borrowers generated year-over-year revenue and EBITDA growth of 8.2% and 13.0%,26 respectively. EBITDA growth was nearly twice the 6.8% reported for the broader leveraged loan market in the second quarter, highlighting the strength of our borrowers’ earnings against an already constructive market backdrop.22, 24

ADS Has Outperformed Public Fixed Income Markets Since Inception1,3

ADS’s performance reflects the benefits of this disciplined approach, particularly when compared with public fixed income markets. Since its inception in January 2022 through September 30, 2026, ADS Class I generated an 8.13% annualized net return,1 compared with 6.33% for leveraged loans,3,4 3.76% for high yield bonds,3,5 and -0.2% for the Bloomberg US Corporate Index3,6. ADS also outperformed these benchmarks during the first nine months of 2026, generating a 4.2% net total return.1 We believe that these results highlight the potential for private credit to complement traditional fixed income allocations while delivering attractive long-term risk-adjusted returns.

ADS Newly Originated Deal Spreads vs New Issue Leveraged Loan Spreads by Year27

WHY APOLLO FOR CREDIT?

SCALE & EXPERIENCE: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum – in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $849 billion in its credit business with a broad coverage and experienced team that includes ~600 investment professionals.12 The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors. Through an investment in ADS, individual investors have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large-cap, private US companies at the top of the capital structure. As of September 30, 2026, the weighted average EBITDA of ADS’s directly originated debt investments was $307 million8 with an estimated weighted average LTV of 42%.8 ADS’s portfolio is 99%9 first lien, senior secured debt as of the same date. Further, ADS’s direct originations during the nine months ended September 30, 2026, generated an average spread of 484 basis points, 173 basis points higher than new issue US leveraged loan market spreads.13 Further, we believe ADS’s balance sheet is positioned for offense, with a net leverage ratio of 0.85x as of September 30, 2026.

SELECTIVITY & JUDGEMENT: Apollo’s long-term approach to investing, which focuses on selectivity and underwriting discipline, has translated into very low default rates in the platform’s broader portfolio. From 2009 to the first half of 2026, Apollo’s Global Corporate Credit business experienced a cumulative weighted average default loss of 0.2%, compared to the 1.3% average within the broader market.14

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS invests alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up more than 88% of ADS’s portfolio, showcasing Apollo’s willingness to invest alongside its third-party investors.11

KEY TRANSACTIONS IN 3Q2615

In July 2026, Apollo participated in a $350 million incremental delayed draw term loan for United Flow
Technologies (“UFT”) to support future M&A transactions. Apollo had previously agented an $820 million leveraged buyout financing for UFT in December 2025 and served as one of the largest lenders, reflecting its strong relationship with the sponsor. UFT provides process equipment, pumps, valves, and automation and control solutions to municipal and industrial water and wastewater customers.

In August 2026, Apollo led a $470 million financing to support CVC’s (the “Sponsor”) acquisition of Unitex.
Apollo served as lead and agent, reflecting our strong relationship with the Sponsor. Unitex is one of the largest providers of linen and uniform laundry services to the healthcare industry.

In September 2026, Apollo completed a $9 billion equity capital solution with ONEOK, Inc. (“ONEOK” or
“OKE”) via a minority investment in a newly formed intermediate holding company with an indirect interest in
OKE’s operating business. Apollo structured and led the transaction, which supported repayment of existing indebtedness while also providing financing to support ONEOK’s acquisition of natural gas gathering and processing assets in the Permian. ONEOK has built one of the largest and most diversified midstream platforms in the country, providing essential services and infrastructure to help meet rapidly expanding domestic and international energy demand. This transaction reflects Apollo’s ability to deliver flexible, high-grade capital solutions at scale, structured around ONEOK’s long-term strategic objectives.

ADS participated in these transactions alongside other Apollo-managed investment funds.

OUTLOOK

Looking ahead, we believe the combination of improving deal activity, more attractive financing terms, and growing credit dispersion will continue to create compelling opportunities in private credit. A recovery in M&A and refinancing activity should support a broader pipeline of investments, while persistently higher interest rates continue to provide attractive income opportunities for floating-rate lenders.

For Apollo, our scale, deep origination capabilities and ability to invest across private markets position us to capitalize on these trends by sourcing and structuring investments that offer excess spread relative to broadly syndicated loans. We remain focused on larger, more established businesses with durable cash flows, strong asset coverage and resilient competitive positions. With substantial capital available to deploy, we believe ADS can continue generating attractive risk-adjusted returns while maintaining a disciplined approach to underwriting and downside protection.

EARL HUNT	JAMES VANEK	ROBERT GIVONE	PATRICK RYAN
Chairman & Chief Executive Officer of ADS	Co-Chief Investment Officer of the Adviser	Co-Chief Investment Officer of the Adviser	Chief Credit Officer of the Adviser

ERIC ROSENBERG	ADAM ELING	KRISTIN HESTER	RYAN DEL GIUDICE
Chief Financial Officer of ADS	Chief Operating Officer of ADS	Chief Legal Officer & Secretary of ADS	Chief Compliance Officer of ADS

TAL BARAK HARIF
Credit Writer

END NOTES

Data as of September 30, 2026 unless otherwise indicated. All per share and return figures are presented for Class I Common Shares, unless otherwise indicated. Performance varies by share class. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless. Diversification does not ensure profit or protect against loss.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors”, in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and has limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative nor a guarantee of future results. Investment return and the principal value of an investment will fluctuate. Shares may be worth more or less than original cost when redeemed. Investing involves risk, including loss of principal. Actual results may vary. There can be no guarantee or assurance that the Fund will achieve its investment objective or avoid substantial losses. Total returns for periods greater than one year are annualized. Based on Class I shareholder returns as of September 30, 2026. Total net return is calculated as the change in monthly net asset value (“NAV”) per share during the period plus distributions per share divided by NAV per share at the beginning of the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s net asset value (“NAV”). Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. ADS returns through September 30, 2026 were as follows. Class I (inception January 7, 2022): 2.06% (3-month), 4.23% (YTD) 6.05% (1-year), 8.72% (3-year) 8.13% (annualized ITD). Class S (excluding/including maximum upfront placement fees; inception February 1, 2022): 1.84%/-1.70% (3-month), 3.57%/-0.04% (YTD) 5.16%/1.50% (1-year), 7.81%/6.54% (3-year) 7.21%/6.39% (annualized ITD). Class D (excluding/including maximum upfront placement fees; inception July 1, 2022): 1.99%/0.47% (3-month), 4.04%/2.48% (YTD) 5.79%/4.21% (1-year), 8.46%/7.91% (3-year) 10.26%/9.88% (annualized ITD). No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees. There can be no assurance any alternative asset classes will achieve their objectives or avoid significant losses. Hypothetical $100,000 investment in ADS Class I since inception. Comparison is for illustrative and discussion purposes only. Shareholders who purchased ADS Class I shares after the start date noted above may have experienced different results. There can be no assurances that any of the trends described throughout this material will continue or will not reverse.
2.

Past performance is not indicative of future results. There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the discretion of the Fund’s Board of Trustees (the “Board”). Distributions are not guaranteed. The annualized distribution rate is as of September 22, 2026, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the net asset value (“NAV”) per share. The annualized distribution rate for Class S shares and Class D shares was 8.22% and 8.81%, respectively. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.

3.	Source: Bloomberg, September 2026.
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the US domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice. Diversification does not ensure profit or protect against loss.

10.

References to downside protection related to the Fund’s investment strategy and do not constitute a guarantee against loss of capital, including the possible loss of principal. The Fund’s investments may have structural, covenant and other contractual features intended to provide downside protection; however, there can be no assurance that such features will achieve their intended effect. Please refer to the Fund’s current prospectus for further information on the Fund’s investment objective, strategy, and risk factors.

11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.

As of June 30, 2026, which is the latest data available. Assets Under Management (“AUM”) – the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the net asset value, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair market value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair market value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployment and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.
13.

Source: Apollo analysts, PitchBook, LCD as of September 30, 2026. New issue US leveraged loan spreads represents the average new issue weighted average spread of leverage loans as tracked by PitchBook/LCD during the period.

14.

Source: J.P. Morgan, Apollo Analysts, as of June 30, 2026. The cumulative weighted average default loss for investments managed by Apollo is calculated by taking the total dollar amount of annual losses on positions that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit Portfolio for the given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. Excludes assets purchased pursuant to a distressed-for-control strategy. The recovery rate for the investments managed by Apollo is calculated by totaling the market value recovered on defaulted investments and dividing by the total cost basis at the time of default and any purchases thereafter.

15.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

16.	Bloomberg, September 2026.
17.

The iShares Expanded Tech-Software Sector ETF (IGV) seeks to track an index of North American companies in the software industry, along with select interactive media and services firms. Bloomberg. YTD as of September 30, 2026.

18.	Bloomberg, September 2026.
19.	ICE BofA indexes, Bloomberg, September 2026.
20.	Morningstar LSTA US Leveraged Loan Index, PitchBook LCD, September 2026.
21.	JPMorgan Default Monitor, September 2026.

22.	JPMorgan, September 2026.
23.	PitchBook LCD, October 2026.
24.	Apollo Analysts, October 2026.
25.

As of August 31, 2026, or the latest publicly available. The non-traded BDC peer group includes BDCs which are externally-managed, had effective registration statements as of 2025 and were broadly distributed, have broad exposure across industries in their investments and are not sector-focused, and had net asset values in excess of $4 billion as of December 31, 2025: Ares Strategic Income Fund (ASIF), Blackstone Private Credit Fund (BCRED), Blue Owl Credit Income Corp. (OCIC), Goldman Sachs Private Credit Corp (GSCRED), Golub Capital Private Credit Fund (GCRED), HPS Corporate Lending Fund (HLEND), and Oaktree Strategic Credit Fund (OSCF).

26.

Statistics presented are based on the most recently available financial information as of publication date. Reflects the views and opinions of Apollo Analysts. Subject to change at any time without notice. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results. Actual results may vary. Methodology for EBITDA growth is based on a fixed set of directly originated issuers that were in the ADS portfolio for at least 5 quarters as of March 31, 2026, to measure sequential changes on a consistent, like-for-like basis. Calculations based on the weighted average of individual portfolio company year-over-year change weighted by portfolio company investment values at cost.

27.

Subject to change at any time without notice. 2021, 2022, 2023, 2024 and 2025 are shown from January 1 through December 31 of each year, and YTD 2026 is shown from January 1 through September 30. “ADS New Originations” represents weighted average spread to maturity for directly originated commitments during the period. “New Issue Leveraged Loan Spreads” represents the average new issue weighted average spread of leverage loans as tracked by PitchBook/LCD during the period. “S” is defined as Secured Overnight Financing Rate. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results. Actual results may vary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 21, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary